EXHIBIT 99.1

[NORTHWESTERN CORPORATION LOGO]



                                                                    News Release
Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


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              NEWELL RESIGNS AS OFFICER OF NORTHWESTERN CORPORATION

                   TO REMAIN AS BLUE DOT CEO DURING TRANSITION

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SIOUX FALLS,  S.D. - Nov. 13, 2003 - NorthWestern  Corporation (OTC Pink Sheets:
NTHWQ) today reported that Daniel K. Newell has resigned as senior vice president of NorthWestern effective immediately. Newell will remain as president and chief executive officer of Blue Dot Services Inc., NorthWestern's heating, ventilation and air conditioning subsidiary, a position he has held since June 2001, until Blue Dot completes the sale of its remaining businesses as part of NorthWestern's Chapter 11 restructuring.

In addition, Newell is resigning his position as managing director and chief executive officer of NorthWestern Growth Corporation and is resigning from the board of directors of NorthWestern Growth and Expanets, Inc. Newell will remain on the board of directors of Blue Dot and CornerStone Propane Partners, G.P. during the transition.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a nationwide provider of networked communications and data services to small and mid-sized businesses, and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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